Exhibit 23

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in the registration statements on Form S-8 (nos. 333-112947, 333-155370 and 333-189688) and Form S-3 (no. 333-139895) of Bay Banks of Virginia, Inc. of our report dated March 9, 2017 relating to our audit of the consolidated financial statements of Virginia BanCorp Inc. as of December 31, 2016 and 2015, which is included in exhibit 99.1 to this Current Report on Form 8-K/A.

/s/ Yount, Hyde & Barbour, P.C.

Winchester, Virginia

June 16, 2017